UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 25, 2011

IRONWOOD GOLD CORP.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7047 E. Greenway Parkway #250 Scottsdale, AZ	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-888-356-4942

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

On August 31, 2011, Ironwood Gold Corp., a Nevada corporation (the “Company”), entered into a Restricted Stock Award Agreement (the “Agreement”) with Keith P. Brill, in connection with his service as a director of the Company.  Pursuant to the Agreement, Mr. Brill will receive one hundred thousand (100,000) shares of Company common stock.  The material terms and conditions of Mr. Brill’s appointment as a director are more fully reported and detailed under Item 5.02 and incorporated herein by reference.

The foregoing description is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  Appointment of Director

On August 25, 2011, the Company’s Board of Directors (“Board”) appointed Keith P. Brill to fill a vacant seat currently available on the Company’s Board effective immediately.  It is contemplated that Mr. Brill may serve on certain committees of the Company’s Board, but no such committee appointments have been made at this time.  Mr. Brill has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.  The Company’s Board is now comprised of Messrs. Behzad Shayanfar, Anton S. Borozdin and Keith P. Brill.

Mr. Brill’s Professional History

Mr. Brill is currently the owner and managing director of The Brill Group, LLC, a strategy and management consulting firm established in 2011, that provides financial management, analytics and operations advisory services.  He is also currently a member of the Board of Directors of Liberty Star Uranium & Metals Corp. (OTCBB: LBTS), a position he has held since 2009.  From 2009 to 2010, Mr. Brill was the chief financial officer of Amtrust Realty Corp., a commercial real estate firm.  Prior, from 2006 to 2009, Mr. Brill was a financial and IT consultant with PA Consulting Group, Inc., a leading global consulting firm, working in both the Information Technology Practice and Financial Services Practice groups.  Mr. Brill has provided multinational Fortune 500 companies with consulting advice on topics including cost reduction, operational efficiency, and IT strategy. Mr. Brill has extensive experience in conducting ROI analysis, developing business cases, and providing strategic financial advice on major business transformation programs.

Mr. Brill received an International Master of Business Administration (IMBA) from the Moore School of Business, University of South Carolina, in May 2005. He graduated from the South Carolina Honors College, University of South Carolina, in May 2003 with a Bachelor of Science, magna cum laude, major in Economics and Finance, with a minor in Spanish.

Director Compensation

Mr. Brill will be receiving one hundred thousand (100,000) shares of Company common stock pursuant to the Agreement attached hereto as Exhibit 10.1 in connection with his service on our Board.

SECTION 7 – REGULATION FD

Item 7.01.  Regulation FD Disclosure

2

On August 25, 2011, the Company issued a press release announcing Mr. Brill’s appointment to the Board.  A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Exhibit Description

10.1	Restricted Stock Award Agreement dated August 31, 2011.
99.1	Press Release dated August 25, 2011.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD GOLD CORP.

Date: August 31, 2011	By:	/s/ Behzad Shayanfar
Behzad Shayanfar
Chief Executive Officer

4